UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008
Sovereign Bancorp, Inc.
(Exact name of registrant as specified in its charter)
1-16581
(Commission File Number)

Pennsylvania	23-2453088
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1500 Market Street
Philadelphia, Pennsylvania 19102
(Address of principal executive offices and zip code)
(267) 256-8601
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Issuance of FDIC Guaranteed Notes by Sovereign Bank
On December 22, 2008, Sovereign Bank, a federal savings bank (the “Bank”) and wholly-owned subsidiary of Sovereign Bancorp, Inc. (the “Company”) issued $1,350,000,000 of 2.75% Senior Notes Due 2012 (the “Bank Notes”). The Bank Notes are guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) under the FDIC’s Temporary Liquidity Guarantee Program established pursuant to 12 C.F.R. part 370 (the “Guarantee Program”).
The Bank Notes were issued pursuant to a Fiscal Agency Agreement dated December 22, 2008 between the Bank and The Bank of New York Mellon Trust Company, N.A., as fiscal agent (the “Bank Agency Agreement”). The Bank Notes were issued in the form of global notes, the form of which is included as Exhibit A to the Bank Agency Agreement attached as Exhibit 4.1 hereto. Interest on the Bank Notes is payable from December 22, 2008 to maturity on January 17, 2012 on each January 17 and July 17 commencing July 17, 2009. The Bank Notes are not subject to redemption prior to maturity.
Issuance of FDIC Guaranteed Notes by Sovereign Bancorp, Inc.
On December 22, 2008, the Company issued $250,000,000 of 2.50% Senior Notes Due 2012 (the “Bancorp Notes”). The Bancorp Notes are guaranteed by the FDIC under the Guarantee Program.
The Bancorp Notes were issued pursuant to a Fiscal Agency Agreement dated December 22, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A., as fiscal agent (the “Bancorp Agency Agreement”). The Bancorp Notes were issued in the form of a global note, the form of which is included as Exhibit A to the Bancorp Agency Agreement attached as Exhibit 4.2 hereto. Interest on the Bancorp Notes is payable from December 22, 2008 to maturity on June 15, 2012 on each June 15 and December 15 commencing June 15, 2009. The Bancorp Notes are not subject to redemption prior to maturity.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Fiscal Agency Agreement dated December 22, 2008 between Sovereign Bank and The Bank of New York Mellon Trust Company, N.A., as fiscal agent.

4.2	Fiscal Agency Agreement dated December 22, 2008 between Sovereign Bancorp, Inc. and The Bank of New York Mellon Trust Company, N.A., as fiscal agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: December 22, 2008	By:	/s/ Stacey V. Weikel
		Name:	Stacey V. Weikel
		Title:	Senior Vice President